Exhibit 99.1

           SONUS NETWORKS REPORTS FOURTH QUARTER AND FISCAL YEAR 2006
                                FINANCIAL RESULTS

        INDUSTRY LEADER REPORTS RECORD FOURTH QUARTER AND ANNUAL REVENUE

    WESTFORD, Mass., Feb. 28 /PRNewswire-FirstCall/ -- Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider Voice over IP (VoIP) infrastructure solutions, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2006.

    Revenues for the fourth quarter of fiscal 2006 were $79 million compared to $75 million in the third quarter of fiscal 2006. Revenues for the full year fiscal 2006 were $279 million. Cash, cash equivalents and investments increased by $47 million during 2006, to $361 million.

    "2006 was a great year for Sonus. We set new records for revenue, profitability, order activity, cash flow from operations and, perhaps most importantly, consumer and business traffic on our customers' networks. These results reflect the increasing momentum for our solutions as the industry moves aggressively to IP," said Hassan Ahmed, chairman and CEO, Sonus Networks. "Our growing portfolio of products seamlessly brings together voice, media and data-rich services empowering today's consumers to access real-time personalized services and to always remain connected. It is this vision for the future of communications that is enabling us to make steady progress in boosting our financial performance and creating value for our shareholders."

    Non-GAAP Financial Metrics Highlights:

    The Company is not providing detailed GAAP or non-GAAP financial results for the quarter or full year at this time because the Company has not yet completed its previously announced restatement of certain historical consolidated financial statements resulting from its voluntary review of the processes by which it has historically granted and accounted for employee stock options. The Company had previously determined that it will restate certain historical financial statements to record the additional stock-based compensation expense, related tax impacts and any other unrecorded adjustments previously determined to be immaterial. The preliminary, non-GAAP financial metrics provided in this release do not include associated stock-based compensation expense or any impact that may result from the stock option review and related restatement.

    -- Fourth quarter gross margins declined modestly from our performance in Q3, but were at the high-end of our target operating model range of 58 - 62%;

    -- Fourth quarter operating expenses increased moderately from Q3 as a percentage of revenue with the primary increase relating to the voluntary stock option review;

    -- Fourth quarter net income increased meaningfully over Q4 2005, even before recognizing a significant income tax benefit in Q406;

    -- Annual gross margins increased modestly as a percentage of revenue from our performance in 2005;

    -- Annual operating expenses decreased moderately as a percentage of revenue compared to 2005;

    -- Annual net income increased meaningfully from 2005;

    -- Deferred revenue as of December 31, 2006 increased to $94 million;

    -- Finally, cash and cash equivalents, marketable securities and long-term investments as of December 31, 2006 were a record $361 million.

    The Company also announced that as a result of its increased profitability in 2006 and forecasted sustained profitability, it will reverse a portion of the reserve against its deferred tax assets in accordance with Financial Accounting Standard 109 "Accounting for Income Taxes" (FAS 109) and will record a significant income tax benefit in the fourth quarter of 2006.

    Update on Stock-Based Compensation Review

    As previously reported, the Company has completed its internal stock option review and continues to work diligently to complete its analysis of the revised accounting and to file its periodic reports with the Securities and Exchange Commission (SEC). The Company intends to file a Form 12b-25 with the SEC stating that it will be unable to file its Form 10-K for the year ended December 31, 2006 until this process has been completed.

    The Company voluntarily notified the SEC of its internal stock option review in August 2006 and expects to receive from the SEC a notice of formal order of investigation. Sonus has been fully cooperating with the SEC and will continue to do so. The Company's Audit Committee completed its investigation of the Company's stock option practices and accounting, which found no improper conduct or violation of Company policies by any member of the Company's current management.

    Fourth Quarter 2006 Summary

    In the fourth quarter of 2006, Sonus Networks continued to build its market presence around the globe. In Europe, Sonus announced that eTel, an Internet Service Provider (ISP) and fixed telephony service provider in Central Europe, selected Sonus' Voice over Broadband (VoBB) network infrastructure as the foundation for its next generation voice network. The Sonus solution will be delivered through NK Networks & Services, one of the independent IT-network and telecommunications systems integrators that Sonus has partnered with to augment its market presence and direct sales activities. In North America and Asia-Pacific, Sonus' position as the preferred partner by leading network operators was confirmed by independent market research groups, Infonetics and Synergy Research Group, which reported that Sonus holds market share leadership positions in key segments of the next generation voice market.

    In the fourth quarter, Sonus continued its pace of industry-leading innovation by delivering new features that advance IP-voice communications. Sonus developed a suite of IP-based new emergency voice calling features to serve National Security/Emergency Preparedness (NS/EP) needs as outlined by the National Communications System (NCS), whose Executive Agent is the Department of Homeland Security. The emergency calling features are designed to ensure that NS/EP communications are given priority for completion during periods of network congestion, such as during crises or emergencies. Sonus was selected to develop these features based on the Company's proven ability to deliver carrier-class, Session Initiation Protocol (SIP)-based solutions.

    Sonus also received "acceptance status" from the Technical Standards Committee "A" (Telecommunications) of the Rural Utilities Service/Rural Development Utilities Program (RUS/RDUP), a division of the United States Department of Agriculture, for key elements of Sonus' industry leading IMS-ready architecture. RUS/RDUP acceptance enhances Sonus' ability to address market opportunities with rural telecommunications providers throughout the United States.

    Also in the fourth quarter, Sonus drove industry efforts to promote interoperability. The Company participated in the inaugural IMS Plugfest, sponsored by the IMS Forum and hosted at the University of New Hampshire Interoperability Lab (UNH IOL). Sonus Networks successfully participated in all of the Plugfest's rigorous tests, which validated the interoperability capabilities of Sonus' IMS-ready solutions.

    Beyond the Company's participation in industry-wide organizations, like the IMS Forum and the Plugfest events, the Company continued to expand network operator access to IMS-ready applications and services, and announced that Soleo Communications was the first member to join Sonus' recently launched Interoperability Certification Program, part of Sonus' Open Services Partner Alliance (OSPA). Sonus also expanded its partnership with Cantata Technology by integrating the Cantata SnowShore(R) IP Media Server(TM) with Sonus' IMS-ready architecture to perform the Media Resource Function (MRF) and facilitate the seamless delivery of subscriber-focused services and applications.

    Sonus' position as the preferred partner of leading network operators and the Company's continued technological innovation were also substantiated by independent market research groups, Infonetics and Synergy Research Group, which reported that Sonus holds market share leadership positions in key segments of the IMS market worldwide, as well as in target geographies North America and Japan.

    "Given the sustainable macro trends in play throughout the industry and our entire company's commitment to our customers, Sonus has strong growth prospects for the future. Over the past year, Sonus successfully outpaced the market's growth by anticipating our customers' needs and delivering the field-proven, industry-solutions required to address them. As we look ahead at 2007 and beyond, Sonus will continue to execute its strategy for leading the market through proactive innovation and superior customer service," concluded Ahmed.

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Item 1A "Risk Factors" of Sonus' Quarterly Report on Form 10-Q dated May 8, 2006, filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company's announced review of its historical stock option grants and accounting, including the impact on the Company's financial statements or results, any tax liabilities or penalties, the Company's inability to timely report with the Securities and Exchange Commission, the Company's potential inability to meet NASDAQ requirements for continued listing, potential investigations, regulatory actions or litigation arising out of the review or any restatement; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

    The product information in this press release is for informational purposes only and is subject to change at Sonus' sole discretion without notice. Sonus has no obligation or commitment to develop or deliver any product or future release, upgrade, feature, enhancement or function described in this release. The information is provided "AS IS," with all faults, and without any warranties whatsoever, express or implied, including, but not limited to, warranties of merchantability, performance, or fitness for a particular purpose.

    Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

    For more information, please contact:

    Investor Relations:                 Media Relations:
    Jocelyn Philbrook                   Sarah McAuley
    978-614-8672                        978-614-8745
    jphilbrook@sonusnet.com             smcauley@sonusnet.com

SOURCE  Sonus Networks, Inc.
    -0-                             02/28/2007
    /CONTACT: Investor Relations: Jocelyn Philbrook, +1-978-614-8672, jphilbrook@sonusnet.com, or Media Relations: Sarah McAuley, +1-978-614-8745, smcauley@sonusnet.com, both of Sonus Networks, Inc./
    /Web site:  http://www.sonusnet.com/
    (SONS)